UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2025

Hoth Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38803	82-1553794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1177 Avenue of the Americas, 5th Floor, Suite 5066

New York, NY 10036

(Address of principal executive offices, including ZIP code)

(646) 756-2997

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	HOTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 5, 2025,  Hoth Therapeutics, Inc. (the “Company”) held its 2025 annual meeting of shareholders (the “Annual Meeting”) for the purpose of holding a shareholder vote on Proposals 1, 2, 3, 4 and 5 set forth below. A total of 5,512,739 shares of the Company’s common stock constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

At the Annual Meeting, the Company’s shareholders (i) re-elected each of Robb Knie, David Sarnoff, Wayne Linsley, Jeff Pavell and Chris Camarra as members of the Company’s board of directors to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death; (ii) ratified the appointment of Withum Smith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; (iii) approved an amendment to the Hoth Therapeutics, Inc. Amended and Restated 2022 Omnibus Equity Incentive Plan (as amended, the “2022 Plan”) to increase the number of shares of common stock reserved for issuance thereunder to 3,091,317 shares from 1,091,317 shares (the “Plan Amendment”); (iv) approved, on an advisory basis, a one-year frequency of an advisory vote on named executive officer compensation; and (v) approved, on an advisory basis,  the 2024 compensation of the Company’s named executive officer.

The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on June 16, 2025, are as follows:

Proposal 1. At the Annual Meeting, the terms of all current members of the Company’s board of directors expired. All of the five nominees for director were elected to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the five directors were as follows:

Directors	For	Against	Abstentions	Broker Non-Votes
Robb Knie	1,301,594	71,506	83,324	4,056,315
David Sarnoff	1,260,190	112,027	84,207	4,056,315
Wayne Linsley	1,250,204	122,279	83,941	4,056,315
Jeff Pavell	1,261,583	110,882	83,959	4,056,315
Chris Camarra	1,261,448	111,215	83,761	4,056,315

Proposal 2. At the Annual Meeting, the shareholders approved the ratification of the appointment of Withum as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The result of the votes to approve Withum was as follows:

For	Against	Abstain
4,559,052	247,728	705,959

Proposal 3. At the Annual Meeting, the shareholders approved an amendment to the 2022 Plan to increase the number of shares of common stock reserved for issuance thereunder to 3,091,317 shares from 1,091,317 shares. The result of the votes to approve the Plan Amendment was as follows:

For	Against	Abstain	Broker Non-Votes
912,522	538,671	5,231	4,056,315

Proposal 4. At the Annual Meeting, the shareholders approved, on an advisory basis, a one-year frequency of an advisory vote on named executive officer compensation. The result of the votes to approve the frequency of an advisory vote on named executive officer compensation was as follows:

1 Year	2 Years	3 Years	Abstain
969,766	48,892	409,400	28,366

Proposal 5. At the Annual Meeting, the shareholders approved, on an advisory basis, the 2024 compensation of the Company’s named executive officer (the “2024 Compensation”). The result of the votes to approve the 2024 Compensation was as follows:

For	Against	Abstain	Broker Non-Votes
1,098,368	265,965	92,091	4,056,315

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2025	Hoth Therapeutics, Inc.

/s/ Robb Knie
Robb Knie
Chief Executive Officer